UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 14, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On June 14, 2016, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the fourth quarter of fiscal year 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.

Exhibit No. Description

99.1           Press release dated June 14, 2016 titled “Wiley Reports Fourth Quarter and Fiscal Year 2016 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Fourth Quarter and Fiscal Year 2016 Results

•
Full year revenue and EPS results match guidance for flat revenue and EPS excluding the transitional (non-cash) impact of shifting to time-based journal subscriptions, foreign exchange, and certain charges and credits

•	Percent of full-year revenue from digital products and services increased to 63% from 60% in the prior year. Percent of full-year revenue from print books declined to 23% from 25%
•	Calendar year 2016 Journal Subscriptions up 1% on a constant currency basis with approximately 95% of targeted business under contract

June 14, 2016 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions that improve outcomes in research, professional practice, and education, today announced the following results for the fourth quarter and twelve months of fiscal year 2016:

                                                                                                                                                                                                                    % Change
$ millions	FY16	FY15	Excluding FX	Including FX
Revenue:
Q4	$434.3	$441.6	(1%)	(2%)
Full Year	$1,727.0	$1,822.4	(2%)	(5%)
GAAP EPS:
Q4	$0.59	$0.79		(25%)
Full Year	$2.48	$2.97		(16%)
Adjusted EPS:
Q4	$0.67	$0.81	(19%)	(17%)
Full Year	$2.70	$3.26	(13%)	(17%)

Note: Results include transitional adverse impact of shift to time-based journal subscriptions ($8 million revenue and $0.10 of EPS in fourth quarter; $37 million of revenue and $0.42 of EPS in full year. There is no cash impact from the change. Adjusted results exclude restructuring charges and certain tax benefits as more fully described in the attached financial schedules.

Management Commentary
“Our fourth quarter results capped the fiscal year in line with our guidance for revenue and earnings,” said Mark Allin, President and CEO.  “We continued to make good progress in our transition to a digital knowledge and learning company, with nearly two-thirds of our revenue now generated from digital products and services.  Our solutions businesses again delivered double-digit top line growth, notably online test preparation, corporate learning, and online program management, offsetting much of the market-driven revenue decline in traditional book publishing.  Finally, our journals business achieved marginal revenue growth for the year, driven by steady subscription results and double digit growth in author-funded access.”

Fiscal Year 2017 Outlook
Operationally, Wiley’s fiscal year 2017 outlook is for revenue to be flat and adjusted EPS to be down by mid single-digits excluding both foreign exchange and the favorable impact from shifting to time-based journal subscription agreements (+$37 million in revenue and +$0.42 in EPS).  The revenue projection anticipates continued modest growth in Journals and double-digit growth in Solutions to be largely offset by further declines in Book publishing. The Adjusted EPS projection reflects marginally lower operating income due to the continued book decline and investment in Solutions growth, as well as higher taxes and an anticipated rate hike impact on interest expense.

Foreign Exchange (FX)
Wiley generates half of its revenue from outside the United States, and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  For fiscal year 2015, the weighted average rates for sterling and the euro were 1.60 and 1.25, respectively, on a US dollar equivalent basis.  The weighted average rates for fiscal 2016 were 1.50 and 1.11, respectively.  Note that foreign exchange was adverse to full year revenue and EPS by $61 million and $0.13, respectively. Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude restructuring charges and certain tax benefits.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Fourth Quarter Summary
•
Revenue declined 1% on a constant currency basis to $434.3 million but rose 1% excluding both currency and the shift to time-based journal subscriptions ($8 million transitional impact).  Operational performance was driven by growth in journal subscriptions (+1%), and double-digit growth in Corporate Learning (+35%), Author-Funded Access (+30%), WileyPLUS Course Workflow (+26%), and Online Program Management (+18%).  The positive operational performance offset a 23% decline in Education textbooks and an 8% decline in Research Books and References. On a US GAAP basis, revenue declined 2% due to the unfavorable impact of foreign exchange and the transitional impact of shifting to time-based journal subscriptions.

•
Adjusted EPS declined 6% excluding both currency and the shift to time-based journal subscriptions ($0.10 transitional impact).  Adjusted EPS excludes restructuring charges in the current and prior year related to the outsourcing of US distribution operations and the implementation of other operational efficiency initiatives. In addition, adjusted EPS excludes a prior year non-recurring tax benefit (+$3.1 million) on the write-up of certain foreign tax assets to fair market value.  The adjusted EPS decline was mainly due to higher technology costs and investments to build share in Online Program Management and Corporate Learning.  Fourth quarter EPS on a US GAAP basis declined 25% to $0.59.

•
Share Repurchases: Wiley repurchased 216,186 shares this quarter at a cost of $10.3 million, an average of $47.52 per share.  Approximately 747,000 shares remain in the current repurchase authorization.

Fiscal Year Summary
•
Revenue declined 2% on a constant currency basis to $1,727.0 million but was flat excluding both currency and the shift to time-based journal subscriptions ($37 million transitional impact).  Steady performance in journal subscriptions and double-digit growth in Author-Funded Access (+21%), Online Test Preparation (+27%), Online Program Management (+18%), Corporate Learning (+31%), and WileyPLUS Course Workflow (+10%) offset declines in Education books (-15%), Professional Development books (-4%), and Research Books and References (-1%).  Wiley’s percentage of revenue from print books decreased from 25% in FY15 to 23% in FY16.  On a US GAAP basis, revenue declined 5% due to the unfavorable impact of foreign exchange and the transitional impact of shifting to time-based journal subscriptions.

•
Adjusted EPS declined 13% on a constant currency basis to $2.70 but was flat excluding both currency and the shift to time-based journal subscriptions ($0.42 transitional impact).  Adjusted EPS excludes restructuring charges in the current and prior year related to the books businesses, the outsourcing of US distribution operations, and the implementation of other operational efficiency initiatives.  It also excludes a deferred tax benefit (+$5.9 million) recorded in fiscal year 2016 related to a future reduction in the UK income tax rate and a prior year non-recurring tax benefit (+$3.1 million) related to the write-up of certain foreign tax assets to fair market value.  Gross profit improvement and cost savings from the restructuring programs were offset by continued investment in Online Program Management and Corporate Learning, an increase in technology expense related to digital product development and the Enterprise Resource Planning (ERP) implementation, and higher employment costs.  Full year GAAP EPS declined 16% to $2.48.

•	Adjusted shared services and administrative costs rose 6% for the year to $518 million mainly due to investment in ERP and related systems, which are reported as unallocated shared services costs.
•
Free Cash Flow was $219.0 million for the full year compared to $246.6 million in fiscal 2015 primarily due to the increase in capital investment (+$25 million) related to the ERP deployment and other systems.  Cash from operations of $350.0 million was flat as expected.  Wiley expects capex to increase again in fiscal 2017 primarily due to the Hoboken office transformation.

•
Share Repurchases: In fiscal year 2016, Wiley repurchased 1.4 million shares for $70 million, an average cost of $48.86.  As of April 30, the Company had nearly 747,000 shares remaining in the repurchase program announced in June 2013.

•	Dividend: In June 2015, Wiley increased its quarterly dividend by 3% to $0.30, or $1.20 annualized. It was the 22nd consecutive annual increase.
•
Net Debt and Cash Position:Net debt (long-term debt less cash and cash equivalents) at the end of April was $241.2 million, down from $292.6 million at the end of the prior year.  Cash and cash equivalents as of April 30, 2016 were $363.8 million.

•	Credit Facility: On March 1, Wiley amended its existing revolving credit agreement, increasing its capacity to $1.1 billion and extending the term by five years to March 2021.

RESEARCH
•
Revenue:  Fourth quarter revenue of $264.8 million was down 3% on a constant currency basis and flat excluding the $8 million transitional impact from the shift to time-based journal subscriptions.  Steady performance in journal subscriptions and double-digit growth in Author-Funded Access (+30%) offset a decline in Books and References (-8%).  For the full year, Research revenue was flat to prior year at constant currency and excluding the impact of the shift to time-based journal subscriptions.  Full year Journal Subscriptions results were adversely impacted by the trailing effects of the Swets subscription agency bankruptcy (-$3 million).

•
Calendar Year 2016 Journal Subscriptions:  At the end of April, calendar year 2016 Journal Subscriptions were up 1% on a constant currency basis, with approximately 95% of targeted business under contract for the 2016 calendar year.

•
Society Business:  Two new society contracts were signed in the quarter with combined annual revenue of $4 million; four were renewed with combined annual revenue of $1 million; and two were not renewed with combined annual revenue of $3 million.  For calendar year 2016, six new society contracts were signed (+$12 million of annual revenue) and eighteen were not renewed (-$11 million), for a net gain of $1 million in annual revenue.  This compares to an annualized revenue loss of $4 million in calendar year 2015.  Additionally, calendar year 2016 includes renewals of 87 contracts with combined annual revenue of $54 million.

•
Adjusted Contribution to Profit (CTP):  Fourth quarter adjusted CTP of $87.1 million declined 11% on a constant currency basis but was flat excluding currency and the margin impact from shifting to time-based journal subscriptions.  CTP performance was adversely impacted by charges for bad debt in Venezuela (-$1 million) and an unfavorable court ruling related to royalty rights in Germany (-$1 million).  For the year, adjusted CTP was down 10% at constant currency but up 2% excluding currency and the shift to time-based journal subscriptions.  Fourth quarter and full year CTP on a US GAAP basis were down 11% and 14%, respectively.

PROFESSIONAL DEVELOPMENT
•
Revenue:  Fourth quarter revenue rose 3% on a constant currency basis to $103.1 million primarily due to double-digit growth in Corporate Learning (+35%), with gains spread broadly across France, the US, and Central and South American markets.  Revenue growth in Digital Books (+6%) and Online Test Preparation (+4%) offset a 4% decline in Print Books. For the year, Professional Development revenue grew 2% due to growth in Corporate Learning (+31%) and Online Test Preparation (+27%), offsetting a decline in Books (-4%).

•
Adjusted Contribution to Profit (CTP):  Adjusted CTP rose 71% on a constant currency basis to $20.5 million due to continued efficiency gains and restructuring savings.  Fourth quarter and full year CTP on a US GAAP basis were up 72% and 95%, respectively.

EDUCATION
•
Revenue:  Fourth quarter revenue increased 1% on a constant currency basis to $66.5 million, with double-digit growth in WileyPLUS Course Workflow (+26%) and Online Program Management (+18%) offsetting a decline in Textbooks (-23%).  For the year, Education revenue declined 2% at constant currency to $357.5 million.

•
Adjusted Contribution to Profit (CTP):  Fourth quarter adjusted CTP improved 6% on a constant currency basis to a seasonal loss of $7.5 million, reflecting cost savings and margin improvement, partially offset by continued investment in new programs for Online Program Management and lower Textbook revenue. For the year, Education CTP was down 17% at constant currency to $37.1 million, reflecting the Textbook revenue decline and investment in Online Program Management.  Fourth quarter and full year CTP on a US GAAP basis were down 11% and 23%, respectively.

•
Online Program Management (formerly Deltak):  Wiley added four net new degree programs in the quarter.  At the end of April, Wiley had 226 online degree programs under contract compared to 200 at the end of the prior year period.  Wiley’s partner count stands at 38.

•
WileyPLUS alliance:  In March, Wiley and CareerShift announced a collaboration agreement to bring personalized career search resources to business students.  This alliance will make searching for jobs easier and more efficient for students who use WileyPLUS platforms with their Wiley business textbooks in accounting and management.  Wiley’s association with CareerShift will offer WileyPLUS students free access to CareerShift’s search tools for planning and executing job searches.

Earnings Conference Call
•	Scheduled for today, June 14, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 427-9419 and enter the participant code 3051041#.
•	International callers, please dial (719) 325-2495 and enter the participant code 3051041#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test preparation and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as digital and print content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2016 AND 2015
(in thousands, except per share amounts)

FOURTH QUARTER ENDED APRIL 30,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$434,301	-	434,301	441,646	-	441,646	-2%	-1%

Costs and Expenses
Cost of Sales	109,198	-	109,198	116,844	-	116,844	-7%	-5%
Operating and Administrative	261,491	-	261,491	249,459	-	249,459	5%	6%
Restructuring Charges (A)	7,779	(7,779)	-	4,925	(4,925)	-
Amortization of Intangibles	12,513	-	12,513	12,355	-	12,355	1%	3%

Total Costs and Expenses	390,981	(7,779)	383,202	383,583	(4,925)	378,658	2%	2%

Operating Income	43,320	7,779	51,099	58,063	4,925	62,988	-25%	-20%
Operating Margin	10.0%		11.8%	13.1%		14.3%

Interest Expense	(4,220)	-	(4,220)	(4,062)	-	(4,062)	4%	4%
Foreign Exchange Gain	(916)	-	(916)	(1,086)	-	(1,086)
Interest Income and Other	820	-	820	839	-	839	-2%	-2%

Income Before Taxes	39,004	7,779	46,783	53,754	4,925	58,679	-27%	-21%

Provision for Income Taxes (A-B)	4,797	3,010	7,807	6,857	3,945	10,802	-30%	-26%

Net Income	$34,207	4,769	38,976	46,897	980	47,877	-27%	-20%

Earnings Per Share- Diluted (A-B)	$0.59	0.08	0.67	0.79	0.02	0.81	-25%	-19%

Average Shares - Diluted	58,089	58,089	58,089	59,368	59,368	59,368

TWELVE MONTHS ENDED APRIL 30,

	2016			2015			% Change
	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,727,037	-	1,727,037	1,822,440	-	1,822,440	-5%	-2%

Costs and Expenses
Cost of Sales	465,917	-	465,917	499,683	-	499,683	-7%	-4%
Operating and Administrative	994,632	-	994,632	1,005,000	-	1,005,000	-1%	2%
Restructuring Charges (Credits) (A)	28,611	(28,611)	-	28,804	(28,804)	-
Amortization of Intangibles	49,764	-	49,764	51,214	-	51,214	-3%	0%

Total Costs and Expenses	1,538,924	(28,611)	1,510,313	1,584,701	(28,804)	1,555,897	-3%	0%

Operating Income	188,113	28,611	216,724	237,739	28,804	266,543	-21%	-15%
Operating Margin	10.9%		12.5%	13.0%		14.6%

Interest Expense	(16,707)	-	(16,707)	(17,077)	-	(17,077)	-2%	-2%
Foreign Exchange (Loss) Gain	473	-	473	1,742	-	1,742
Interest Income and Other	2,914	-	2,914	3,057	-	3,057	-5%	-5%

Income Before Taxes	174,793	28,611	203,404	225,461	28,804	254,265	-22%	-16%

Provision for Income Taxes (A-B)	29,011	15,777	44,788	48,593	11,599	60,192	-40%	-21%

Net Income	$145,782	12,834	158,616	176,868	17,205	194,073	-18%	-14%

Earnings Per Share- Diluted (A-B)	$2.48	0.22	2.70	2.97	0.29	3.26	-16%	-13%

Average Shares - Diluted	58,734	58,734	58,734	59,594	59,594	59,594

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2016 AND 2015

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Fourth Quarter Ended		Twelve Months Ended
	April 30,		April 30,
	2016	2015	2016	2015

US GAAP Earnings Per Share - Diluted	$0.59	$0.79	$2.48	$2.97
Adjusted to exclude the following:
Restructuring Charges (A)	(0.08)	(0.07)	(0.32)	(0.34)
Deferred Income Tax Benefit on UK Rate Change (B)	-	-	0.10	-
Non-recurring Tax Benefit (C)	-	0.05	-	0.05

Adjusted Earnings Per Share - Diluted	$0.67	$0.81	$2.70	$3.26

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
a
Restructuring Charges: The adjusted results for the three and twelve months ended April 30, 2016 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $7.8 million or $0.08 per share, and $28.6 million or $0.32 per share, respectively.  The adjusted results for the three and twelve months ended April 30, 2015 exclude a restructuring charge of $4.9 million or $0.07 per share, and $28.8 million or $0.34 per share, respectively.

b
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the twelve months ended April 30, 2016 exclude deferred tax benefits of $5.9 million, or $0.10 per share, associated with tax legislation enacted in fiscal year 2016 in the United Kingdom that reduced the U.K. corporate income tax rates by 2%.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 19% effective April 1, 2017 and 18% effective April 1, 2020 and had no current cash tax impact.

c
NON-RECURRING TAX BENEFIT: The adjusted results for the three and twelve months ended April 30, 2015 reflect a non-recurring tax benefit of $3.1 million or $0.05 per share related to tax deductions claimed on the write-up  of certain foreign tax assets to fair market value.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2016 AND 2015
(in thousands)

FOURTH QUARTER ENDED APRIL 30,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$264,757	-	264,757	274,646	-	274,646	-4%	-3%
Professional Development	103,051	-	103,051	100,442	-	100,442	3%	3%
Education	66,493	-	66,493	66,558	-	66,558	0%	1%

Total	$434,301	-	434,301	441,646	-	441,646	-2%	-1%

Direct Contribution to Profit
Research	$129,877	(279)	129,598	140,354	233	140,587	-7%	-7%
Professional Development	43,798	690	44,488	36,950	552	37,502	19%	19%
Education	14,841	(8)	14,833	11,625	487	12,112	28%	25%

Total	$188,516	403	188,919	188,929	1,272	190,201	0%	0%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$87,427	(279)	87,148	97,868	233	98,101	-11%	-11%
Professional Development	19,768	690	20,458	11,508	552	12,060	72%	71%
Education	(7,479)	(8)	(7,487)	(8,439)	487	(7,952)	-11%	-6%

Total	$99,716	403	100,119	100,937	1,272	102,209	-1%	-2%

Unallocated Shared Services and Admin. Costs	(56,396)	7,376	(49,020)	(42,874)	3,653	(39,221)	32%	27%

Operating Income	$43,320	7,779	51,099	58,063	4,925	62,988	-25%	-20%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(26,673)	5,817	(20,856)	(21,249)	131	(21,118)	26%	1%
Technology and Content Management	(67,971)	94	(67,877)	(63,294)	1,337	(61,957)	7%	11%
Finance	(13,857)	1,159	(12,698)	(13,571)	74	(13,497)	2%	-5%
Other Administration	(36,695)	306	(36,389)	(32,752)	2,111	(30,641)	12%	20%
Total	$(145,196)	7,376	(137,820)	(130,866)	3,653	(127,213)	11%	10%

TWELVE MONTHS ENDED APRIL 30,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$965,254	-	965,254	1,040,795	-	1,040,795	-7%	-3%
Professional Development	404,281	-	404,281	407,023	-	407,023	-1%	2%
Education	357,502	-	357,502	374,622	-	374,622	-5%	-2%

Total	$1,727,037	-	1,727,037	1,822,440	-	1,822,440	-5%	-2%

Direct Contribution to Profit
Research	$440,301	5,048	445,349	487,285	4,555	491,840	-10%	-6%
Professional Development	167,023	2,277	169,300	143,157	4,385	147,542	17%	17%
Education	118,375	1,206	119,581	127,729	1,571	129,300	-7%	-4%

Total	$725,699	8,531	734,230	758,171	10,511	768,682	-4%	-1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$272,995	5,048	278,043	315,774	4,555	320,329	-14%	-10%
Professional Development	74,548	2,277	76,825	38,137	4,385	42,522	95%	84%
Education	35,868	1,206	37,074	46,644	1,571	48,215	-23%	-17%

Total	$383,411	8,531	391,942	400,555	10,511	411,066	-4%	-1%

Unallocated Shared Services and Admin. Costs	(195,298)	20,080	(175,218)	(162,816)	18,293	(144,523)	20%	25%

Operating Income	$188,113	28,611	216,724	237,739	28,804	266,543	-21%	-15%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(93,246)	10,137	(83,109)	(93,591)	4,567	(89,024)	0%	-3%
Technology and Content Management	(261,359)	3,537	(257,822)	(247,472)	2,622	(244,850)	6%	8%
Finance	(53,272)	3,474	(49,798)	(52,941)	145	(52,796)	1%	-2%
Other Administration	(129,709)	2,932	(126,777)	(126,428)	10,959	(115,469)	3%	13%
Total	$(537,586)	20,080	(517,506)	(520,432)	18,293	(502,139)	3%	6%

(A)	See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2016 AND 2015
(in thousands)

	Fourth Quarter Ended				Twelve Months Ended
	April 30,				April 30,
	2016	2015	% Change	% Change excl. FX	2016	2015	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	129,877	140,354	-7%	-7%	440,301	487,285	-10%	-6%
Restructuring Charges (Credits) (A)	(279)	233			5,048	4,555
Adjusted Direct Contribution to Profit	129,598	140,587	-8%	-7%	445,349	491,840	-9%	-6%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(9,573)	(10,479)	-9%	-7%	(39,348)	(44,620)	-12%	-7%
Technology and Content Management	(25,272)	(23,456)	8%	9%	(98,442)	(96,486)	2%	5%
Occupancy and Other	(7,605)	(8,551)	-11%	-10%	(29,516)	(30,405)	-3%	2%
Adjusted Contribution to Profit (after allocated	87,148	98,101	-11%	-11%	278,043	320,329	-13%	-10%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	43,798	36,950	19%	19%	167,023	143,157	17%	19%
Restructuring Charges (A)	690	552			2,277	4,385
Adjusted Direct Contribution to Profit	44,488	37,502	19%	19%	169,300	147,542	15%	17%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(7,544)	(7,167)	5%	7%	(28,364)	(30,838)	-8%	-5%
Technology and Content Management	(10,548)	(12,334)	-14%	-14%	(40,951)	(48,002)	-15%	-13%
Occupancy and Other	(5,938)	(5,941)	0%	0%	(23,160)	(26,180)	-12%	-8%
Adjusted Contribution to Profit (after allocated	20,458	12,060	70%	71%	76,825	42,522	81%	84%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	14,841	11,625	28%	30%	118,375	127,729	-7%	-3%
Restructuring Charges (A)	(8)	487			1,206	1,571
Adjusted Direct Contribution to Profit	14,833	12,112	22%	25%	119,581	129,300	-8%	-4%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,931)	(2,977)	32%	35%	(15,207)	(12,863)	18%	24%
Technology and Content Management	(14,375)	(13,625)	6%	7%	(51,612)	(54,272)	-5%	-3%
Occupancy and Other	(4,014)	(3,462)	16%	16%	(15,688)	(13,950)	12%	15%
Adjusted Contribution to Profit (after allocated	(7,487)	(7,952)	6%	6%	37,074	48,215	-23%	-17%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	100,119	102,209	-2%	-2%	391,942	411,066	-5%	-1%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(56,396)	(42,874)	32%	33%	(195,298)	(162,816)	20%	24%
Restructuring Charges (Credits) (A)	7,376	3,653			20,080	18,293
Adjusted Unallocated Shared Services and Admin. Costs	(49,020)	(39,221)	25%	27%	(175,218)	(144,523)	21%	25%

Adjusted Operating Income	51,099	62,988	-19%	-20%	216,724	266,543	-19%	-15%

(A)	See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2016 AND 2015
(in thousands)

	Fourth Quarter				Twelve Months
	Ended April 30,		% of	% Change	Ended April 30,		% of	% Change
	2016	2015	Revenue	excl. FX	2016	2015	Revenue	excl. FX
RESEARCH
Journal Revenue
Journal Subscriptions	$168,458	175,568	64%	-3%	$611,403	672,218	63%	-6%
Author-Funded Access	7,370	5,828	3%	30%	25,669	22,388	3%	21%
Licensing, Reprints, Backfiles, and Other	51,435	51,709	19%	1%	178,542	188,326	18%	0%
Total Journal Revenue	227,263	233,105	86%	-2%	815,614	882,932	84%	-4%

Books and References:
Print Books	19,185	21,190	7%	-8%	90,586	99,746	9%	-6%
Digital Books	12,111	14,715	5%	-14%	44,788	42,512	5%	9%
Licensing and Other	6,198	5,636	2%	6%	14,266	15,605	1%	0%
Total Books and References Revenue	37,494	41,541	14%	-8%	149,640	157,863	16%	-1%

Total Revenue	$264,757	274,646	100%	-3%	$965,254	1,040,795	100%	-3%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$41,917	44,082	41%	-4%	$192,149	206,086	48%	-4%
Digital Books	14,171	13,505	14%	6%	47,089	49,672	12%	-3%
Online Test Preparation and Certification	7,186	6,889	7%	4%	28,169	22,119	7%	27%
Other Knowledge Service Revenue	10,059	9,616	10%	5%	28,813	30,094	7%	-2%
	73,333	74,092	71%	0%	296,220	307,971	73%	-2%

Talent Solutions:
Assessment	15,224	15,835	15%	-4%	57,369	57,035	14%	1%
Corporate Learning	14,494	10,515	14%	35%	50,692	42,017	13%	31%
	29,718	26,350	29%	12%	108,061	99,052	27%	14%

Total Revenue	$103,051	100,442	100%	3%	$404,281	407,023	100%	2%

EDUCATION
Books:
Print Textbooks	$10,933	17,792	16%	-34%	$107,636	144,500	30%	-20%
Digital Books	8,818	8,840	13%	0%	34,462	34,086	9%	5%
	19,751	26,632	30%	-23%	142,098	178,586	40%	-15%

Custom Material	509	1,062	1%	-52%	51,842	50,659	15%	2%

Course Workflow (WileyPLUS)	17,185	13,645	26%	26%	58,551	54,200	16%	10%

Online Program Management (Deltak)	26,716	22,612	40%	18%	96,469	81,593	27%	18%

Other Education Revenue	2,332	2,607	4%	-11%	8,542	9,584	2%	-11%

Total Revenue	$66,493	66,558	100%	1%	$357,502	374,622	100%	-2%

Note: Segment Revenue Categorization

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	April 30,
	2016	2015
Current Assets
Cash & cash equivalents	$363,806	457,441
Accounts receivable	167,638	147,183
Inventories	57,779	63,779
Prepaid and other	81,456	72,516
Total Current Assets	670,679	740,919
Product Development Assets	72,126	69,589
Technology, Property and Equipment	214,770	193,010
Intangible Assets	877,007	917,621
Goodwill	951,663	962,367
Income Tax Deposits	62,912	57,098
Other Assets	71,939	63,639
Total Assets	2,921,096	3,004,243

Current Liabilities
Short-term debt	-	100,000
Accounts and royalties payable	166,222	161,465
Deferred revenue	426,489	372,051
Accrued employment costs	97,902	93,922
Accrued income taxes	9,450	9,484
Accrued pension liability	5,492	4,594
Other accrued liabilities	76,252	62,167
Total Current Liabilities	781,807	803,683
Long-Term Debt	605,007	650,090
Accrued Pension Liability	224,170	209,727
Deferred Income Tax Liabilities	189,868	198,947
Other Long-Term Liabilities	83,138	86,756
Shareholders' Equity	1,037,106	1,055,040
Total Liabilities & Shareholders' Equity	$2,921,096	3,004,243

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Twelve Months Ended
	April 30,
	2016	2015
Operating Activities:
Net income	$145,782	176,868
Amortization of intangibles	49,764	51,214
Amortization of composition costs	39,658	40,639
Depreciation of technology, property and equipment	66,427	62,072
Restructuring charges (credits)	28,611	28,804
Restructuring payments	(29,864)	(32,341)
Deferred income tax benefit on UK rate change	(5,859)	-
Share-based compensation expense	16,105	13,617
Excess tax benefits from share-based compensation	(1,027)	(3,191)
Royalty advances	(110,135)	(104,876)
Earned royalty advances	109,102	110,054
Other non-cash charges and credits	15,786	14,553
Change in deferred revenue	66,983	3,913
Net change in operating assets and liabilities	(41,376)	(6,204)
Cash Provided by Operating Activities	349,957	355,122

Investments in organic growth:
Composition spending	(37,272)	(39,421)
Additions to technology, property and equipment	(93,705)	(69,121)

Free Cash Flow	218,980	246,580

Other Investing and Financing Activities:
Acquisitions, net of cash	(20,418)	(172,229)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Repayment of long-term debt	(460,085)	(711,654)
Repayment of short-term debt	(150,000)	-
Borrowings of long-term debt	415,000	659,369
Borrowings of short-term Debt	50,000	100,000
Change in book overdrafts	1,725	(6,711)
Cash dividends	(69,896)	(68,498)
Purchase of treasury shares	(69,977)	(61,981)
Debt Issuance Costs	(3,362)	-
Proceeds from exercise of stock options and other	(95)	25,326
Excess tax benefits from share-based compensation	1,027	3,191
Cash Used for Investing and Financing Activities	(306,081)	(232,087)

Effects of Exchange Rate Changes on Cash	(6,534)	(43,429)

Decrease in Cash and Cash Equivalents for Period	$(93,635)	(28,936)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(37,272)	(39,421)
Additions to technology, property and equipment	(93,705)	(69,121)
Acquisitions, net of cash	(20,418)	(172,229)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Used for Investing Activities	$(151,395)	(279,671)

Financing Activities:
Cash Used for Investing and Financing Activities	$(306,081)	(232,087)
Excluding:
Acquisitions, net of cash	(20,418)	(172,229)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Used for Financing Activities	$(285,663)	(60,958)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: June 14, 2016